Contact:
Jon Mills
Director, External Communications
317-658-4540
Jon.mills@cummins.com

March 20, 2020
For Immediate Release
Cummins Provides Business Update and Withdraws Full Year Guidance

Columbus, Indiana - Cummins Inc. (NYSE: CMI) provided a business update in light of recent changes in customer demand and a weaker outlook for the global economy. Today, the Company suspended production at its Midrange Engine Plant in Walesboro, IN, for two weeks in response to the decision by its customer Fiat Chrysler Automobiles to shutdown pickup truck assembly until at least the end of March, as a consequence of the coronavirus pandemic. This news follows recent communication of lower commercial truck production rates by some of its customers in North America and other plant shutdowns by various OEMs in Europe over the past few days. While the Company is not announcing any other production suspensions or plant shutdowns at this time, the Company cannot predict if and when further suspensions or shutdowns may arise. Possible causes for further shutdowns include changes in customer demand, shortfalls in supplier deliveries and the impact of government regulations or mandates.
Cummins’ financial results for the first quarter will be impacted by these changes in customer production plans, but a more significant concern is the growing uncertainty about demand for the remainder of 2020. As a result, the Company has withdrawn its guidance for full year 2020 results, which did not factor in the effects of the coronavirus pandemic. The Company will comment on its 2020 outlook during its First Quarter 2020 earnings call scheduled for April 28, 2020.
“Cummins is in a strong financial position, we have experienced leaders who have managed through several challenging situations in the past and we will successfully navigate through this difficult period,” said Chairman and CEO Tom Linebarger. As of December 31, 2019, the company held cash, cash equivalents and marketable securities of $1.5 billion and committed borrowing capacity of $2.8 billion under existing revolving credit facilities.
About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 61,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.3 billion on sales of $23.6 billion in 2019. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: an extended shutdown or reduction of our operations, substantially reduced sales volumes or supply constraints due to the coronavirus outbreak; any adverse results of our internal review into our emissions certification process and compliance with emissions standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emissions standards around the world; a sustained slowdown or significant downturn in our markets; product recalls; the development of new technologies that reduce demand for our current products and services; policy changes in international trade; a slowdown in infrastructure development and/or depressed commodity prices; the U.K.'s decision to end its membership in the European Union (EU); lower than expected acceptance of new or existing products or services; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers; changes in the engine outsourcing practices of significant customers; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; aligning our capacity and production with our demand; challenges or unexpected costs in completing cost reduction actions and restructuring initiatives; a major customer experiencing financial distress; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; the actions of, and income from, joint ventures and other investees that we do not directly control; changes in taxation; global legal and ethical compliance costs and risks; product liability claims; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; the price and availability of energy; the performance of our pension plan assets and volatility of discount rates; labor relations; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.